Exhibit 10.55
Execution Copy

COMMENCEMENT DATE MEMORANDUM AND FIRST AMENDMENT TO OFFICE LEASE
THIS COMMENCEMENT DATE MEMORANDUM AND FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”) is dated for reference purposes as of November 18, 2011 (the “First Amendment Date”), to be effective as of September 1, 2011, by and among WSC 1515 ARAPAHOE INVESTORS V, L.L.C., a Delaware limited liability company (“Landlord”), and BRIDGEPOINT EDUCATION, INC., a Delaware corporation (“Bridgepoint”), Ashford University, LLC, an Iowa limited liability company (“Ashford”) and University of the Rockies, LLC, a Colorado limited liability company (“UoR” and, collectively with Bridgepoint and Ashford, “Tenant”).
RECITALS:
A.    WHEREAS, Landlord, as lessor, and Tenant, as lessee, entered into that certain Office Lease dated as of February 28, 2011 (the “Lease”), relating to the leasing of certain premises (the “Original Premises”) consisting of approximately 151,331 rentable square feet of space in the building complex located at 1515 Arapahoe Street, Denver, Colorado 80202 (the “Building”), said Original Premises being more particularly described in the Lease;
B.    WHEREAS, pursuant to Section 27 of Rider 1 to the Lease, Tenant is currently leasing, on a temporary basis, approximately 27,844 rentable square feet of space in Tower I of the Building (the “Temporary Space”), said Temporary Space being more particularly depicted on Exhibits “H-1” and “H-2” attached to the Lease;
C.    WHEREAS, by letter dated June 14, 2011, Tenant (i) timely and validly exercised the Conversion Option set forth in Section 27.5 of Rider 1 to the Lease, and (ii) elected to lease all 27,844 rentable square feet of the Temporary Premises on the Conversion Terms; and
D.    WHEREAS, Landlord and Tenant desire (i) to satisfy the requirement set forth in Section 2.3 of the Lease to enter into the Commencement Date Memorandum, (ii) to provide for the leasing of the First Expansion Premises (as defined below) for the term specified herein, (iii) to establish the term of the Lease as to the First Expansion Premises, (iv) to establish the Base Rent for the First Expansion Premises, (v) to grant Tenant an exclusive license to use the Patio Area (as defined below) for the Lease Term, and (vi) to provide other amendments of the Lease, all subject and pursuant to the terms and conditions set forth below.
AGREEMENT:
NOW, THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.	Incorporation of Recitals. The foregoing Recitals shall be incorporated as though fully set forth herein.
2.Commencement Date Memorandum. Landlord and Tenant acknowledge and agree that this First Amendment shall be deemed for all purposes to constitute the Commencement Date Memorandum required pursuant to Section 2.3 of the Lease.
2.1    Commencement Date. The Commencement Date is September 1, 2011.
2.2    Expiration Date. The Expiration Date is August 31, 2021.
2.3    Acknowledgments by Tenant. Tenant hereby confirms the following:
(a)Tenant has accepted possession of the Original Premises pursuant to the terms of the Lease; and
(b)Landlord's Turnkey Work is Substantially Complete.
3.The First Expansion Premises.
3.1    Lease of the First Expansion Premises. On the First Expansion Premises Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the following premises (referenced to collectively in the Lease as the Temporary Space, and herein as the “First Expansion Premises”) in the Building:

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TOWER OF THE BUILDING	SUITE NUMBER(s)	RENTABLE AREA
Tower I	400	10,574
Tower I	410 & 450	7,315
Tower I	500	4,355
Tower I	575	5,600

TOTAL:		27,844

The First Expansion Premises are more particularly depicted on Exhibits “H-1” and “H-2” attached to the Lease.
3.2    Condition of the First Expansion Premises. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the First Expansion Premises or the Building Complex, or with respect to the suitability of any part of the same for the conduct of Tenant's business. Tenant further acknowledges and agrees that, as of the First Amendment Date, (a) Tenant is in possession of the First Expansion Premises pursuant to Section 27.5 of Rider 1 to the Lease, and (b) the First Expansion Premises and the Building Complex are in a good and sanitary order, condition and repair acceptable to Tenant. Subject to latent defects and Landlord's completion of the Turnkey Expansion Work (as defined below) pursuant to Section 5 below, Tenant shall be conclusively deemed to have accepted the First Expansion Premises “AS IS” in the condition existing on the First Amendment Date, and to have waived all claims relating to the condition of the First Expansion Premises. Except as expressly set forth in Section 5 below, Landlord shall not have any obligation to construct or install any improvements or alterations, or to pay for any such construction or installation, in or on the First Expansion Premises.
1.Measurements; The Combined Premises. As used herein, the “Combined Premises” shall mean (a) the Original Premises plus (b) the First Expansion Premises. From and after the First Expansion Premises Commencement Date, the Lease is amended such that (i) all references in the Lease to the “Premises” shall be deemed to refer to the Combined Premises, and (ii) the Rentable Area of the Premises shall be deemed for all purposes to consist of 179,175 rentable square feet.
2.Turnkey Expansion Work; Increased Furniture & Cabling Allowance.
5.1    Turnkey Expansion Work. Subject to the terms and conditions of this Section 5, the First Expansion Premises shall be improved by Landlord at its cost in accordance with one or more space plans prepared by Landlord and approved by Tenant, which improvements shall be consistent with the Tenant Standards attached as Exhibit “B-3” to the Turnkey Work Letter attached to the Lease and are anticipated to be substantially similar to the improvements planned for the portion of the Premises on the eleventh (11th) floor (the “First Expansion Premises Turnkey Plan”). All work and materials specifically identified on the First Expansion Premises Turnkey Plan shall be referred to as “Turnkey Expansion Work.” Notwithstanding anything in this First Amendment to the contrary, Landlord's obligation to construct the Turnkey Expansion Work shall be expressly subject to the terms and conditions of Section 27 of Rider 1 to the Lease and the Conversion Terms therein.
5.2    Landlord's Maximum Contribution. Notwithstanding anything in the Lease or this First Amendment to the contrary, in no event shall Landlord be obligated to expend, pay or otherwise make disbursements necessary to design, engineer, construct and complete the Turnkey Expansion Work in a total amount which exceeds Landlord's Maximum Contribution (as defined below). “Landlord's Maximum Contribution” shall mean an amount equal to (a) the amount, per rentable square foot, actually paid or disbursed by Landlord in connection with Landlord's Turnkey Work (collectively, the “Original Premises TI Costs”), multiplied by (b) the Rentable Area of the First Expansion Premises (27,844). Landlord's Maximum Contribution is currently estimated to be [***] (based on [***] per square foot of Rentable Area of the First Expansion Premises). Landlord shall, on or before December 31, 2011, (i) calculate and determine the Original Premises TI Costs, and (ii) provide Tenant with Landlord's determination of the Original Premises TI Costs and Landlord's Maximum Contribution. If

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Landlord's Maximum Contribution exceeds the actual cost of the Turnkey Expansion Work, then Landlord shall retain such excess and shall have no obligation or liability to Tenant with respect to such excess
5.3    Limitations on Landlord's Obligations. In no event shall the Turnkey Expansion Work include (a) any costs of procuring or installing in the First Expansion Premises any trade fixtures, equipment, furniture, furnishings, telephone equipment, cabling for any of the foregoing or other personal property (“Personal Property”) to be used in the First Expansion Premises by Tenant, and the cost of such Personal Property shall be paid by Tenant, or (b) any costs or expenses of any consultants retained by Tenant with respect to design, procurement, installation or construction of improvements or installations, whether real or personal property, for the First Expansion Premises.
5.4    Building Standard. The Turnkey Expansion Work shall be done with such minor variations as Landlord may deem advisable, so long as such variations will not materially interfere with the permitted use of the First Expansion Premises, and such variations are reasonably approved in advance by Tenant. The style, color and items to be used in the construction and installation of the Turnkey Expansion Work shall be in accordance with the First Expansion Premises Turnkey Plan and the Tenant Standards. In the event of any conflict between the First Expansion Premises Turnkey Plan and the Tenant Standards, the First Expansion Premises Turnkey Plan shall control.
5.5    Landlord's Entry Rights. To the extent that preparation for and performance of the Turnkey Expansion Work requires access, work or construction within or through the First Expansion Premises, Landlord and Landlord's representative and contractors shall have the right to enter First Expansion Premises at all times to perform such work, and Tenant agrees that such entry and work shall not constitute an eviction of Tenant in whole or in part and that all Rent due and payable by Tenant under the Lease shall in no way be abated or reduced by reason of inconvenience, annoyance, disturbance or injury to business of Tenant due to such access, work, construction or otherwise. Tenant shall cooperate with Landlord and Landlord's contractors to allow such work and shall move Tenant's trade fixtures, furnishings and equipment as requested by Landlord or Landlord's contractors. Landlord shall use its good faith efforts to minimize interference with Tenant's business operations in connection with the performance of the Turnkey Expansion Work.
5.6    Limitations. Notwithstanding anything in the Lease or this First Amendment to the contrary, Landlord shall have no obligation to perform or complete the Turnkey Expansion Work so long as an Event of Default is continuing under this Lease.
5.7    Increased Furniture & Cabling Allowance. The “Furniture & Cabling Allowance” referenced in Section 1.3(d) of the Lease is, pursuant to the Conversion Terms, hereby increased by an amount equal to [***] (based upon [***] per square foot of Rentable Area in the First Expansion Premises). From and after the First Amendment Date, all references in the Lease to the “Furniture & Cabling Allowance” shall mean an allowance not to exceed [***] (based upon [***] per square foot of Rentable Area in the Combined Premises).
3.Lease Term.
6.1    The First Expansion Premises Term. The term of the Lease for the First Expansion Premises (the “First Expansion Premises Term”) commenced at 12:01 a.m. on September 1, 2011, and shall terminate at 11:59 p.m. on August 31, 2021, unless sooner terminated pursuant to the Lease.
6.2    Coterminous Terms. The Lease Term for the Original Premises and the First Expansion Premises Term for the First Expansion Premises are both scheduled to expire on the Expiration Date, unless sooner terminated pursuant to the Lease.
4.Rent and Other Terms.
7.1    Base Rent for the Combined Premises. Tenant shall pay Base Rent for the Combined Premises for the Lease Term as follows:

Period of the Lease Term	Annual Rate per Rentable Square Foot (“Base Rental	Annual Base Rent	Monthly Installment of Base Rent

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Rates")
September 1, 2011 - August 31, 2012** (the “Initial Abated Rent Period”)	[***]**	[***]**	[***]**
September 1, 2012 - August 31, 2013** (the “Partially Abated Rent Period”)	[***]**	[***]**	[***]**
September 1, 2013 - August 31, 2014	[***]	[***]	[***]
September 1, 2014 - August 31, 2015	[***]	[***]	[***]
September 1, 2015 - August 31, 2016	[***]	[***]	[***]
September 1, 2016 - August 31, 2017	[***]	[***]	[***]
September 1, 2017 - August 31, 2018	[***]	[***]	[***]
September 1, 2018 - August 31, 2019	[***]	[***]	[***]
September 1, 2019 - August 31, 2020	[***]	[***]	[***]
September 1, 2020 - August 31, 2021	[***]	[***]	[***]

** Subject to abatement in accordance with the terms and conditions set forth in Section 28.1 of Rider 1 attached to the Lease (as amended pursuant to Section 7.3 of this First Amendment).

7.2    Tenant's Pro Rata Share of Operating Expenses. During the Lease Term, Tenant shall pay, as Additional Rent, Tenant's Pro Rata Share of Operating Expenses allocable to the Combined Premises. “Tenant's Pro Rata Share” allocable to the Combined Premises shall mean that fraction, the numerator of which is the Rentable Area of the Combined Premises (i.e., 179,175 rentable square feet) and the denominator of which is the Rentable Area of the Building (i.e., 550,440 square feet), and is equal to 32.6%, subject to adjustment in accordance with the terms and conditions of the Lease.
7.3    Increased Abatement During Partially Abated Rent Period. Section 28.1(a)(ii) of Rider 1 to the Lease is hereby deleted, in its entirety, and replaced with the following:
“(ii)    Tenant's obligation to pay Base Rent for the Premises shall be partially abated, in an aggregate amount equal to $12.65 per Rentable Area of the Premises, in equal monthly installments during the second twelve (12) months of the Lease Term, commencing as of the first (1st) anniversary of the Commencement Date and ending on and including the date immediately preceding the second (2nd) anniversary of the Commencement Date (the “Partially Abated Rent Period”).”
7.4    Tenant's Covenant to Pay Rent. Tenant agrees to pay to Landlord at Landlord's Rent Address, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Base Rent, Tenant's Pro Rata Share of Operating Expenses, Additional Rent, and all other amounts due under the Lease that are allocable to the First Expansion Premises (collectively, “First Expansion Premises Rent”). Any and all references in the Lease to “Rent” are hereby amended to include reference to First Expansion Premises Rent.
5.The Patio Area.
8.1    Grant of Patio License. Landlord and Tenant acknowledge and agree that Landlord has been granted an exclusive right to use a portion of Skyline Park located adjacent to and immediately outside the Premises (the “Patio Area”), subject to and in accordance with a Concession License granted by the City and County of Denver, Colorado and bearing Contract Control No. RC72014(1) and Clerk Filing No. 97-979-B (as amended from time to time, the “Concession Agreement”), as said Patio Area is

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more particularly described in the Concession Agreement. Subject to the terms and conditions of this Section 8, and provided that an Event of Default is not continuing under the Lease, Landlord grants to Tenant an exclusive license (the “Patio License”), for the Lease Term, for the purpose of using the Patio Area for the Permitted Use and any other use permitted by the Concession Agreement and reasonably approved, in advance, by Landlord.
8.2    Patio Area License. In consideration of the Patio License, Tenant shall pay Landlord, as Additional Rent, an annual fee of [***] for each year during the Lease Term (the “Patio Area License Fee”). The Patio Area License Fee shall be paid, in advance, on or before January 1 of each Lease Year during the Lease Term, except that the Patio Area License Fee for 2011 shall be paid by Tenant within thirty (30) days after the First Amendment Date. Said amount shall be prorated for any partial year based on the actual number days in the applicable year.
8.3    Tenant's Covenants. In addition to all other covenants set forth in this Section 8, in using the Patio License, Tenant shall comply with each of the following covenants:
(a)Tenant's use of the Patio Area shall comply with all Laws and the Concession Agreement; and
(b)Tenant shall, at Tenant's sole cost and expense, obtain and maintain all approvals, permits, and licenses required, if at all, in connection with Tenant's use of the Patio Area and deliver copies of the same to Landlord; provided, however, Landlord agrees to cooperate with Tenant, at no cost to Landlord, in obtaining any and all such necessary approvals, permits, and licenses.
8.4    Representations and Warranties. Landlord represents and warrants to Tenant that (a) Landlord has provided Tenant with a true, correct and complete copy of the Concession Agreement, and (b) as of the First Amendment Date, the Concession Agreement has not been amended and is in full force and effect. Except as expressly set forth in this Section 8.4, Landlord makes no representations or warranties with respect to the Patio Area, the Concession Agreement, or zoning or any other approvals. If Tenant cannot obtain necessary permits or such permits affect the Building Complex in any way by means of additional unreasonable requirements, then the Patio License shall be deemed null and void and of no further force and effect.
8.5    Operation of Patio Area. Tenant shall open the Patio Area for business only during those hours when the Premises are open for business. Tenant shall have the right, subject to the terms and conditions of the Concession Agreement, to restrict pedestrian traffic in the Patio Area to its customers.
8.6    Patio Area Furniture in Patio Area. Tenant shall install, at its sole cost and expense, all furniture, equipment, lighting, and signage (collectively, “Patio Area Furniture”) in the Patio Area. Tenant acknowledges and agrees that:
(a)    The Patio Area Furniture shall meet high standards of quality and appearance, consistent with a first-class quality, design and construction of the Building Complex;
(b)    The Patio Area Furniture shall not be used or placed in the Patio Area until its design, size, color, position, and method of attachment or installation are first approved by Landlord in writing (which approval shall not be unreasonably delayed, conditioned or withheld); and
(c)    Tenant shall be solely responsible for any destruction, damage, theft, or vandalism of, or to, the Patio Area Furniture, except to the extent due to the negligent acts or omissions of the Landlord Parties.
8.7    Restrictions on Tenant's Use of Patio Area. Tenant hereby covenants and agrees that it shall not:
(a)    Restrict access to the Building Complex or pedestrian flow through the Common Areas outside the Patio Area;
(b)    Erect or place any canopy or other enclosure or covering on the Patio Area without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned;

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(c)    Permit any unreasonably loud music or other similar sounds to be heard beyond the Patio Area without Landlord's prior written consent; or
(d)    Permit loitering in the Patio Area by persons who are not customers of Tenant.
8.8    Cleanliness of Patio Area. Tenant shall clean and keep in good repair the Patio Area and Patio Area Furniture and shall remove all trash generated therefrom on a daily basis or more frequently as needed.
8.9    Repairs to Common Areas. Tenant shall reimburse Landlord immediately upon Landlord's demand therefor, the cost of repairs or restoration of the Common Areas arising out of Tenant's use of the Patio Area or acts or negligence of Tenant or its Responsible Parties.
8.10    Lease Provisions Apply to Patio Area.
(a)    The Patio Area shall be deemed to be part of the “License Areas” for purposes of the Lease.
(b)    The Patio License shall be deemed to constitute a “License” for purposes of the Lease.
(c)    Any and all personal property placed in or on the Patio Area shall be deemed to be “Tenant's License Property” for purposes of the Lease.
(d)    The terms and conditions of Section 33 of Rider 1 to the Lease shall apply to Tenant's use and occupancy of the Patio Area.
(e)    Notwithstanding anything in the Lease or this First Amendment to the contrary, the square footage of the Patio Area shall not be included in the Rentable Area of the Premises for purposes of determining Tenant's Pro Rata Share.
8.11    Revocable. Tenant acknowledges and agrees that the Patio License may be revoked and terminated by Landlord if the Concession Agreement terminates or is otherwise revoked through no fault (including breach by any Landlord Party of the Concession Agreement) or affirmative action of any Landlord Party.
6.Extension of Lobby Deadline. The Lobby Deadline (as defined in Section 1.3(f)(ii) of the Lease) is hereby extended to February 29, 2012.
7.Elimination of Park Central Signage. Section 33.1(j) of Rider 1 to the Lease, entitled “Elimination of Park Central Signage,” is hereby deleted, in its entirety, and replaced with the following:
“(j)    Elimination of Park Central Signage. On or before January 31, 2012, Landlord shall, at its sole cost and expense, cause to be removed from the Building Complex all references to “Park Central.”“
11.    Brokerage. Landlord and Tenant each represent and warrant to the other that it has dealt only with CB Richard Ellis (“Tenant's Broker”), as Tenant's exclusive agent, and Cassidy Turley Fuller Real Estate (“Landlord's Broker,” and together with Tenant's Broker, collectively, the “Brokers”), as Landlord's exclusive agent, in the negotiation of this First Amendment. Landlord shall make payment of the brokerage fee due to the Brokers pursuant to and in accordance with a separate agreement with Landlord's Broker. Within thirty (30) days after Landlord pays such brokerage fee to Tenant's Broker, Tenant shall, at Tenant's sole cost and expense, cause Tenant's broker to waive and release, pursuant to a signed instrument reasonably satisfactory to Landlord, any and all lien rights that Tenant's Broker may have in connection with this Lease, including, without limitation, any and all lien rights pursuant to the Commercial Real Estate Brokers Commission Security Act, Colo. Rev. Stat. §§ 38-22.5-101 et seq. Tenant hereby agrees to indemnify and hold the Landlord Parties harmless of and from any and all Claims (a) by reason of any claim of, or liability to, any other broker or other person claiming through Tenant and arising out of or in connection with the negotiation, execution and delivery of this Lease or (b) arising from Tenant's breach of this Section 11. Landlord hereby agrees to indemnify and hold Tenant harmless of and from any and all Claims (i) by reason of any claim of, or liability to, any other broker or other person claiming through Landlord and arising out of or in connection with the negotiation, execution and delivery of this Lease or (ii) arising from Landlord's breach of this Section 11.

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12.    General Provisions.
12.1    Full Force and Effect. Except as amended by this First Amendment, the Lease as modified herein remains in full force and effect and is hereby ratified by Landlord and Tenant. In the event of any conflict between the Lease and this First Amendment, the terms and conditions of this First Amendment shall control.
12.2    Capitalized Terms. Capitalized terms not defined herein shall have the same meaning as set forth in the Lease, as amended.
12.3    Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.
12.4    Entire Agreement. The Lease, as amended by this First Amendment, contains the entire agreement of Landlord and Tenant with respect to the subject matter hereof, and may not be amended or modified except by an instrument executed in writing by Landlord and Tenant.
12.5    Power and Authority. Tenant has not assigned or transferred any interest in the Lease and has full power and authority to execute this First Amendment.
12.6    Joint and Several; Multiple Tenants. If more than one Person signs this First Amendment as Tenant (each, a “Tenant Party”), the obligations hereunder imposed shall be joint and several. The violation of this First Amendment by any Tenant Party is a violation by Tenant.
12.7    Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
12.8    Facsimile/.pdf Signatures. This First Amendment may be executed by facsimile and/or .pdf signatures which shall be binding as originals on the parties hereto.
12.9    Attorneys' Fees. In the event of litigation arising out of or in connection with this First Amendment, the prevailing party shall be awarded reasonable attorneys' fees, costs and expenses.
12.10    Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.
12.11    No Option. The submission of this document for examination and review does not constitute an option or an offer to lease space in the Building, or an agreement to lease. This document shall have no binding effect on the parties unless and until executed by both Landlord and Tenant and will be effective only upon Landlord's execution of the same.
[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have caused this First Amendment to be executed as of the First Amendment Date.

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LANDLORD:
WSC 1515 ARAPAHOE INVESTORS V, L.L.C.,
a Delaware limited liability company
By:Walton-MK Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its sole member
By:Walton 1515 Arapahoe Investors V, L.L.C.,
a Delaware limited liability company,
its managing member
By:Walton REIT Holdings V, L.L.C.,
a Delaware limited liability company,
its sole member
By:Walton REIT V, L.L.C.,
a Delaware limited liability company,
its managing member
By:Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its managing member
By:Walton Street Managers V, L.P.,
a Delaware limited partnership,
its general partner
By:WSC Managers V, Inc.,
a Delaware corporation,
its general partner

By:/s/ Brian T. Kelly

Name:Brian T. Kelly

Title:Vice President

[Tenant's signature page follows]

Landlord's Signature Page
Commencement Date Memorandum and First Amendment to Office Lease
1515 Arapahoe St.
Denver, CO 80202
(Bridgepoint Education, Inc.)

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TENANT (jointly and severally):

BRIDGEPOINT EDUCATION, INC.,
a Delaware corporation

By:/s/ Andrew S. Clark

Name:Andrew S. Clark

Title:CEO and President

By:/s/ Daniel J. Devine

Name:Daniel J. Devine

Title:Executive Vice President and CFO

Ashford University, LLC, an Iowa limited liability company By:Bridgepoint Education, Inc., its Sole Member By:/s/ Andrew S. Clark Name:Andrew S. Clark Title:CEO and President

University of the Rockies, LLC, a Colorado limited liability company By:Bridgepoint Education, Inc., its Sole Member By:/s/ Andrew S. Clark Name:Andrew S. Clark Title:CEO and President

Tenant's Signature Page
Commencement Date Memorandum and First Amendment to Office Lease
1515 Arapahoe St.
Denver, CO 80202
(Bridgepoint Education, Inc.)